MANAS
Petroleum Corp.

MANAS Petroleum Corp.
Bahnhofstr. 9
CH-6341 Baar

MANAS Petroleum Corp. • Bahnhofstr. 9 • CH-6341 Baar

Telefon 0041-(0)44-7181030
Telefax 0041-(0)44-7181039
e-Mail info@manaspete.com

Baar, 30th January 2009

Termination Agreement

This agreement dated as of January 31st 2009 between Peter-Mark Vogel (the "first party") and Manas Petroleum Corp. (the "second party").

Whereas the employment agreement as of April 1st 2007 (the "original agreement") entered into an employment of Peter-Mark Vogel as a CFO and Member of the Board for Manas Petroleum Corp. and its subsidiaries.

And whereas the parties wish to terminate the original agreements;

Now therefore in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The original agreements are hereby terminated
2. This agreement shall ensure to the benefit of and be binding upon the respective heirs, executors, administrators and assigns of each of the parties hereto.
3. This agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

/s/ Peter Mark Vogel
First Party

Second Party

MANAS Petroleum Corp.